Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Hamid Shokrgozar	RCG Capital Markets Group, Inc.
	Chairman and CEO	Retail: Joe Dorame
	White Electronic Designs Corp.	Institutional/Analyst: Joe Diaz
	602-437-1520	diaz@thercggroup.com
	hamid@wedc.com	Media: Kristen Klein
480-675-0400

White Electronic Designs Receives Multiple Awards Totaling
Approximately $8 Million

Phoenix, AZ. December 28, 2004 – White Electronic Designs Corporation (NASDAQ: WEDC) has received multiple awards totaling approximately $8 million from three customers.

White Electronic Designs will provide Enhanced Display Monitors to a leading manufacturer of Point of Sale terminals, who will then integrate the displays into POS terminals used by large retail chains. White won the design phase of the program in the fourth quarter of fiscal year 2004, and recently successfully passed the rigorous qualification requirements. The Company expects shipments of this product to be completed within fiscal year 2005.

The Company also received a multi-year release for products used on the Euro-Fighter Aircraft (EFA). “We are pleased to announce the long awaited release of the first order from the EFA Lot 2 requirements,” stated Hamid Shokrgozar, President and CEO of White Electronic Designs. “We completed the Lot 1 requirements a number of years ago, which amounted to about $18 million in sales covering 149 aircraft over 3 years.” The Lot 2 requirements, which currently represent about 232 aircraft, were recently approved for funding by the Euro-Fighter Consortium, which is made up of Germany, Italy, England and Spain.

Shokrgozar continued, “We are also happy to announce a major production release for products used in medical diagnostic systems. We expect to ship approximately 4 million devices over the next 12 months which will be integrated into systems that measure Prothrombin Time (PT)”. PT is the most common way to measure the clotting time of blood, and is used to manage oral anticoagulation therapy. PT Test Strips are similar to the Diabetic Test Strips in which a drop of blood is placed on a disposable test strip and inserted into a meter where a value is read to determine adjustments in medication.

About White Electronic Designs Corporation

White Electronic Designs Corporation designs, develops and manufactures innovative components and systems for high technology sectors in military, industrial, medical and commercial markets. White’s products include advanced semiconductor packaging of high-density memory products and state-of-the-art microelectronic multi-chip modules for military and defense industries and data and telecommunications markets; anti-tamper products for mission-critical semiconductor components in defense and secure commercial applications; enhanced and ruggedized high-legibility flat-panel displays for commercial, medical, defense and aerospace systems; digital keyboard and touch-screen operator-interface systems; and electromechanical assemblies for OEM’s in commercial and military markets. White is headquartered in Phoenix, Arizona, and has design and manufacturing centers in Arizona, Indiana, Ohio and Oregon. To learn more about White Electronic Designs Corporation’s business, as well as employment opportunities, visit our website, www.wedc.com.

Cautionary Statement

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. These forward-looking statements speak only as of the date the statement was made and are based upon management’s current expectations and beliefs and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified, that could cause actual results to differ materially from those described in the forward-looking statements. In particular, such forward-looking statements include expectations of when orders will be shipped. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: reductions in demand for the Company’s products, the loss of a significant customer, the inability to procure required components, any further downturn in the high technology data and telecommunications industries, reductions in military spending or changes in the acquisition requirements for military products, the inability to develop, introduce and sell new products or the inability to develop and implement new manufacturing technologies, and changes or restrictions in the practices, rules and regulations relating to sales in international markets.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended October 2, 2004 under the heading “Business-Risk Factors.” You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.